EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of TREX Acquisition Corp, a Nevada corporation (the “Company”), on Form 10-K for the year ended June 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), Frank Horkey, President and Chief Financial Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 17, 2022	By:	/s/ Frank Horkey
	Name:	Frank Horkey
	Title:	Chief Financial Officer/President/Secretary/Treasurer/Chief Executive Officer/Director

[A signed original of this written statement required by Section 906 has been provided to TREX Acquisition Corp. and will be retained by TREX Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.]